UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2007

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Summary

On February 6, 2007, we entered into an agreement to merge our company with a subsidiary of Great Plains Energy Incorporated (“Great Plains”), pursuant to which each share of our common stock will convert into the right to receive $1.80 in cash and 0.0856 of a share of Great Plains common stock. In connection with our entering into the merger agreement, we also entered into agreements to sell our Colorado electric utility assets and our Colorado, Iowa, Kansas and Nebraska gas utility assets to Black Hills Corporation (“Black Hills”) for $940 million, a significant portion of which is expected to be used to pay the cash merger consideration. Each transaction is contingent on the completion of the other transaction, meaning that one transaction will not be completed unless the other transaction is completed.

Merger Transaction

On February 6, 2007, we entered into a merger agreement with Great Plains, Gregory Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Great Plains, and Black Hills, pursuant to which Gregory Acquisition Corp. will merge into us and we will become a wholly-owned subsidiary of Great Plains.

At the effective time of the merger, each share of our common stock (other than shares owned by us and Great Plains, or by any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be cancelled and will convert into the right to receive (i) 0.0856 of a share of common stock, no par value, of Great Plains and (ii) a cash payment of $1.80. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the completion of the merger. Upon consummation of the merger, the shareholders of Aquila and Great Plains are expected to own approximately 27% and 73% of the combined company’s outstanding common stock on a fully-diluted basis.

The parties have made customary representations, warranties and covenants in the merger agreement. We have agreed, subject to certain exceptions set forth in the merger agreement, to conduct our business in the ordinary course during the period between the execution of the merger agreement and consummation of the merger, to refrain from engaging in or otherwise limit certain transactions and activities during this interim period, and to use our reasonable best efforts to hold a shareholders meeting as promptly as possible to consider approval of the merger and the other transactions contemplated by the merger agreement. We and Great Plains have also agreed, subject to customary exceptions, that (i) each party’s board of directors will recommend that its shareholders approve the transactions and (iii) neither party will solicit proposals relating to alternative business combination transactions.

Consummation of the merger is subject to a number of conditions, including (i) approval by our shareholders and the shareholders of Great Plains; (ii) approval of the Federal Energy Regulatory Commission, the Kansas Corporation Commission and the Missouri Public Service Commission; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the completion of the asset sale transactions; and (v) the absence of a material adverse effect on our businesses that remain after giving effect to the asset sales transactions.

The merger agreement contains certain termination rights for both Aquila and Great Plains, including the right to terminate the merger agreement if the merger has not closed within 12 months following the date of the merger agreement (subject to extension to up to 18 months for receipt of regulatory approvals required to consummate the merger and the asset sale transactions). We and Great Plains each have the right to terminate the merger agreement to enter into a superior transaction after giving the other party six business’ days notice and an opportunity to revise the terms of the merger agreement. If the merger agreement is terminated under specified circumstances (including a termination to enter into a superior transaction), we or Great Plains will pay to the other a $45 million termination fee.

Asset Sale Transaction

On February 6, 2007, Great Plains, Gregory Acquisition Corp. and we entered into (i) an asset purchase agreement with Black Hills, and (ii) a partnership interests purchase agreement with Black Hills and Aquila Colorado, LLC, a Delaware limited liability company and wholly-owned subsidiary of Aquila, pursuant to which Black Hills will acquire from us, immediately before the completion of the merger, the assets and liabilities comprising our Colorado electric utility operations and our gas utility operations in Colorado, Iowa, Kansas and Nebraska.

The agreements provide for the payment in cash of a base purchase price of $940 million, subject to working capital and certain other adjustments. The agreements contains various provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the Colorado, Iowa, Kansas and Nebraska utility businesses that are subject to usual limitations. Completion of the sale transactions is subject to various conditions, including: (i) approval of the Federal Energy Regulatory Commission; (ii) approval of the Colorado Public Utilities Commission, Iowa Utilities Board, Kansas Corporation Commission, and Nebraska Public Service Commission; (iii) the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended; (iv) the absence of a material adverse effect on the utility businesses being sold to Black Hills; and (v) the ability and readiness of Aquila, Great Plains and Gregory Acquisition Corp. to complete the merger immediately after the completion of the asset sale transactions. The employees of these utility operations are expected to be transferred to Black Hills upon completion of the sale.

The foregoing descriptions of the merger agreement, asset purchase agreement, and partnership interests purchase agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the merger agreement, asset purchase agreement, and partnership interests purchase agreement, copies of which are filed as exhibits to this Form 8-K. Each agreement contains representations and warranties of the parties made to (and solely for the benefit of) the other parties, and the assertions embodied in those representations and warranties are qualified by confidential information in schedules that the parties have exchanged with each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, because they were made as of the date of each agreement and are modified in important part by the disclosure schedules.

Item 8.01 Other Events.

On February 7, 2007, Aquila, Great Plains and Black Hills issued a joint press release announcing the execution of the merger agreement, the asset purchase agreement, the partnership interests purchase agreement, and the transactions contemplated by those agreements. A copy of the joint press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Additional Information

This information is not a solicitation of a proxy from any holder of Aquila or Great Plains. In connection with the proposed transaction, Great Plains will file a registration statement, including a joint proxy statement of Aquila and Great Plains, with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration and joint proxy statement (including all amendments and supplements thereto) when they become available because it will contain important information about Aquila, Great Plains and the proposed transaction. Investors may obtain free copies of the registration and joint proxy statement when it becomes available, as well as other filings containing information about Aquila and Great Plains, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free from Great Plains’ Investor Relations web site (www.greatplainsenergy.com) or by directing a request to Great Plains at: Corporate Secretary, Great Plains Energy Incorporated, 1201 Walnut, Kansas City, Missouri 64106. Copies of Aquila’s filings may be obtained for free from Aquila’s Investor Relations Web Site (www.aquila.com) or by directing a request to Aquila at: Corporate Secretary, Aquila, Inc., 20 West Ninth, Kansas City, Missouri 64105.

Aquila and Great Plains and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Aquila and Great Plains shareholders in respect of the proposed transaction. Information about our executive officers and directors is available in our 2005 Annual Report on Form 10-K filed with the SEC on March 7, 2006, and definitive proxy statement for our 2006 Annual Meeting of Shareholders filed with the SEC on March 24, 2006. Information about Great Plains’ executive officers and directors is available in Great Plains’ 2005 Annual Report on Form 10-K filed with the SEC on March 8, 2006, and definitive proxy statement for the Great Plains 2006 Annual Meeting of Shareholders filed with the SEC on March 20, 2006. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration and joint proxy statement filed with the SEC when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger among Aquila, Inc., Great Plains Energy Incorporated, Gregory Acquisition Corp. and Black Hills Corporation, dated as of February 6, 2007.

10.1	Asset Purchase Agreement by and among Aquila, Inc., Black Hills Corporation, Great Plains Energy Incorporated and Gregory Acquisition Corp., dated February 6, 2007.

10.2

Partnership Interests Purchase Agreement by and among Aquila, Inc., Aquila Colorado, LLC, Black Hills Corporation, Great Plains Energy Incorporated and Gregory Acquisition Corp., dated February 6, 2007.

99.1	Joint press release dated February 7, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Christopher M. Reitz
Christopher M. Reitz

Senior Vice President, General Counsel and Corporate Secretary

Date: February 7, 2007